EXHIBIT 1.1

DEALER MANAGER AGREEMENT

Skyline Medical Inc.

April ___, 2016

Source Capital Group, Inc.
276 Post Road West
Westport, Connecticut 06880

Ladies and Gentlemen:

1. The Exchange Offer. Skyline Medical Inc., a Delaware corporation (the “Company”), intends to make an offer (such offer, as described in the Preliminary Prospectus (as defined below), as amended or supplemented (the “Exchange Offer”) to exchange up to 32,203,297 Series B Warrants (the “Series B Warrants”) to purchase shares of our common stock, par value $0.01 per share (“Common Stock”), for up to an aggregate of 3,157,186 outstanding Series A Warrants (the “Series A Warrants”), on the terms and subject to the conditions described in the Preliminary Prospectus and the Letter of Transmittal (as defined below). Each holder of Series A Warrants will receive 10.2 Series B Warrants for each Series A Warrant tendered and accepted in the Exchange Offer.

2. Appointment as Dealer Manager. The Company hereby appoints Source Capital Group, Inc. (“Source”) as sole dealer manager in connection with the Exchange Offer (in such capacity, the “Dealer Manager”), and the Company hereby authorizes Source to act as such in connection with the Exchange Offer. On the basis of the representations and warranties and agreements of the Company contained in this Agreement and subject to and in accordance with the terms and conditions hereof, Source agrees in accordance with its customary practice to use its commercially reasonable efforts to solicit tenders of Series A Warrants pursuant to the Exchange Offer, and to communicate with brokers, dealers, banks, trust companies, nominees and other persons with respect to the Exchange Offer.

3. No Liability for Acts of Brokers, Dealers, Banks, Trust Companies, Nominees and Others. Source shall not be subject to any loss, claim, damage, liability or expense owed to the Company or any of the Company’s affiliates or Subsidiaries (as defined below) for any act or omission on the part of any broker or dealer in securities (other than Source), bank, trust company, nominee or any other person, and Source shall not be liable for its own acts or omissions in performing its obligations as Dealer Manager except for any losses, claims, damages, liabilities and expenses determined in a final judgment by a court of competent jurisdiction to have resulted from any such acts or omissions undertaken or omitted to be taken by Source through its gross negligence or willful misconduct. In soliciting or obtaining tenders of Series A Warrants, the Company hereby acknowledges that Source, as Dealer Manager, is acting as independent contractor and shall not be deemed to be acting as the fiduciary or agent of the Company or as the fiduciary or agent of any broker, dealer, bank, trust company, nominee or other person and no broker, dealer, bank, trust company, nominee or other person shall be deemed to be acting as the fiduciary or agent of Source, the Company or any of the Company’s affiliates or Subsidiaries. Source shall have no obligation to purchase any Series A Warrants in connection with the Exchange Offer. In addition, Source shall not be deemed for any purpose to act as a partner or joint venturer of or a member of a syndicate or group with the Company or any of its affiliates in connection with the Exchange Offer or otherwise.

4. Registration Statement, Prospectus and Exchange Offer Materials; Commencement.

(a) At the time of filing the Pre-Effective Registration Statement (as defined below), at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) or form of prospectus), at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) for the Series B Warrants and as of the settlement date for the Exchange Offer (the “Closing Date”), the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(b) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”), under the Securities Act, and the applicable rules and regulations of the Commission under the Securities Act, a registration statement on Form S-4, including a preliminary prospectus, covering the registration of the Series B Warrants, as well as the Common Stock underlying the Series B Warrants. The term “Pre-Effective Registration Statement,” as used in this Agreement, shall mean such registration statement, including financial statements, schedules and exhibits thereto, and any documents incorporated by reference therein or deemed part of such registration statement pursuant to Rule 430C under the Securities Act, in the form filed with the Commission. The term “Registration Statement,” as used in this Agreement, shall mean such registration statement, including financial statements, schedules and exhibits thereto, and any documents incorporated by reference therein or deemed part of such registration statement pursuant to Rule 430C under the Securities Act, in the form in which it becomes effective and, in the event of any amendment or supplement thereto or the filing of any abbreviated registration statement pursuant to Rule 462(b) of the Securities Act relating thereto after the effective date of such registration statement, shall also mean such registration statement as so amended or supplemented, together with any such abbreviated registration statement. The final prospectus included in the Registration Statement (including any documents incorporated in the Prospectus by reference) is herein called the “Prospectus,” except that if the final prospectus furnished to the Dealer Manager for use in connection with the Exchange Offer differs from the prospectus set forth in the Registration Statement (whether or not such prospectus is required to be filed pursuant to Rule 424(b)), the term “Prospectus” shall refer to the final prospectus furnished to the Dealer Manager for such use. The terms “supplement” and “amendment” or “supplemented” and “amended” as used herein with respect to the Preliminary Prospectus shall include all documents deemed to be incorporated by reference in the Preliminary Prospectus that are filed subsequent to the date of filing of the Preliminary Prospectus with the Commission and prior to the termination of the Exchange Offer by the Company with the Commission pursuant to the Exchange Act. The term “Preliminary Prospectus” as used in this Agreement shall mean the preliminary prospectus used to commence the Exchange Offer (including any documents incorporated in the Preliminary Prospectus by reference) on the date of commencement of the Exchange Offer (the “Commencement Date”).

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(c) The Company represents and agrees that, unless it obtains the prior consent of the Dealer Manager, it has not made and will not make any offer relating to the Series B Warrants that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Dealer Manager is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. Each Permitted Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the Exchange Offer or until any earlier date that the Company notified or notifies the Dealer Manager as described in Section 11(b), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus or any other Exchange Offer Materials (as defined below), including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. If at any time following issuance of a Permitted Free Writing Prospectus there occurred or occurs an event or development as a result of which such Permitted Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or the Prospectus or any other Exchange Offer Materials or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein (with respect to the Prospectus or other Exchange Offer Materials, in the light of the circumstances prevailing at that subsequent time), not misleading, the Company will promptly notify the Dealer Manager and will promptly amend or supplement, at its own expense, such Permitted Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(d) The Company has prepared and filed, or agrees that prior to or on the Commencement Date it will file, with the Commission under the Exchange Act a Tender Offer Statement on Schedule TO with respect to the Exchange Offer, including the required exhibits thereto and any documents incorporated by reference therein. The term “Schedule TO” as used in this Agreement shall mean such Tender Offer Statement on Schedule TO, including any amendment or supplement thereto.

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(e) In connection with the Exchange Offer, the Company has prepared or will prepare a letter of transmittal (the “Letter of Transmittal”) to be used by holders tendering Series A Warrants pursuant to the Exchange Offer and a specimen thereof to be sent by brokers, securities dealers, commercial banks, trust companies and nominees to their clients for whom they hold Series A Warrants.

(f) The Registration Statement, the Preliminary Prospectus, any Permitted Free Writing Prospectus, the Prospectus, the included Exchange Act reports, the Schedule TO, the Letter of Transmittal, the related letters from the Company to securities brokers, dealers, commercial banks, trust companies and other nominees, letters for use by brokers to clients holding Series A Warrants, all statements and other documents filed or to be filed with any federal, state or local governmental or regulatory agency or authority and such other written offering materials and information (including, but not limited to, any advertisements, press releases or summaries relating to the Exchange Offer), the Company may publicly disseminate or provide to registered or beneficial holders of Series A Warrants (“Holders”) or authorize in writing for use by the Dealer Manager in connection with the Exchange Offer, as amended or supplemented from time to time, are collectively referred to herein as the “Exchange Offer Materials.”

5. Use of Exchange Offer Materials; Withdrawal.

(a) The Company hereby acknowledges that the Exchange Offer Materials have been, or will be, prepared and approved by the Company and are the Company’s sole responsibility with respect to their accuracy and completeness, except for the information specified in Section 12(a) hereof that has been furnished by Source in writing to the Company expressly for use in the Exchange Offer Materials. The Company hereby represents and warrants that it has commenced, or will commence, the Exchange Offer as soon as practicable by publicly announcing its commencement and, if required by Rule 13e-4 under the Exchange Act, by disseminating the Exchange Offer Materials to each registered holder of any Series A Warrants on or as soon as practicable after the Commencement Date so as to fulfill all requirements thereof as to the commencement of the Exchange Offer and comply in all material respects with its obligations thereunder. Thereafter, to the extent required by Rule 13e-4, until the date three days prior to the Expiration Date, the Company shall use its reasonable efforts to cause copies of such Exchange Offer Materials to be delivered to each person who becomes a holder of record of any Series A Warrants prior to such date. The Company acknowledges and agrees that Source may use the Exchange Offer Materials as specified herein without assuming any responsibility on its part for independent verification of any information therein, except for the information specified in Section 12(a) hereof that has been furnished by Source in writing to the Company expressly for use in the Exchange Offer Materials, and the Company represents and warrants to Source that Source may rely on the accuracy and completeness of all of the Exchange Offer Materials and any other information delivered to it by or on behalf of the Company in connection with the Exchange Offer without assuming any responsibility for independent verification of such information, except for the information specified in Section 12(a) hereof that has been furnished by Source in writing to the Company expressly for use in the Exchange Offer Materials, or without performing or receiving any appraisal and evaluation of the assets or liabilities of the Company.

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(b) The Company hereby agrees to furnish Source with as many copies as Source may reasonably request of the Exchange Offer Materials. The Company agrees that within a reasonable time prior to using or filing with any federal, state or other governmental or regulatory agency, instrumentality or court (an “Other Agency”), including the Financial Industry Regulatory Authority (“FINRA”), of any Exchange Offer Materials, it will submit copies of such materials to Source and its counsel and will give reasonable consideration to Source and its counsel’s comments, if any, thereon. The Company agrees that prior to the termination of the Exchange Offer, before amending or supplementing the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus or the Prospectus, it will furnish copies of drafts to, and consult with, the Dealer Manager and its counsel within a reasonable time in advance of filing with the Commission of any amendment or supplement to the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus, the Prospectus or the other Exchange Offer Materials. The Company shall not file any such amendment or supplement to which the Dealer Manager shall reasonably object. Source hereby agrees that it will not disseminate in connection with the Exchange Offer any written materials to holders of Series A Warrants, or otherwise make any representations to holders of Series A Warrants inconsistent with the information contained in, the Exchange Offer Materials, except as otherwise authorized by the Company in writing.

(c) The Company authorizes the Dealer Manager to use the Exchange Offer Materials in connection with the Exchange Offer and for such period of time as any such materials are required by law to be delivered in connection therewith. The Dealer Manager shall not have any obligation to cause any Exchange Offer Materials to be transmitted generally to the holders of Series A Warrants.

(d) The Company agrees that any reference to the Dealer Manager in any Exchange Offer Materials or in any newspaper announcement or press release or other document or communication is subject to the Dealer Manager’s prior consent, which consent shall not be unreasonably withheld.

(e) The Company hereby represents and agrees that, except as required by applicable law, rule or regulation, no offering materials and information in addition to the Exchange Offer Materials will be used in connection with the Exchange Offer or filed with the Commission or any Other Agency, by or on behalf of the Company without Source’s prior approval, which approval will not be unreasonably withheld. In the event that (i) the Company uses or permits the use of any such additional offering materials or information, not so approved by the Dealer Manager, in connection with the Exchange Offer or files any such offering materials or information with the Commission or any Other Agency in breach of this Agreement, (ii) the Company withdraws, terminates or cancels the Exchange Offer, (iii) if at any time Source shall determine that any condition set forth in Section 10 hereof shall not be satisfied, or (iv) the Registration Statement containing all of the required information, including pricing information, and a prospectus that meets the requirements of Section 10(a) of the Securities Act (including a letter of transmittal), shall not have become effective on or prior to the expiration date of the Exchange Offer (the “Expiration Date”), then Source (A) shall have a reasonable period of time after discovering or being informed of such event to elect whether to continue to act as Dealer Manager and shall be entitled to withdraw as Dealer Manager in connection with the Exchange Offer without any liability or penalty to Source or any other person defined in Section 12 hereof as an “Indemnified Person,” (B) shall be entitled to receive payment promptly, pursuant to the terms and conditions of this Agreement, of all (i) fees for Series A Warrants tendered prior to the time of such withdrawal and subsequently accepted by the Company on the Closing Date and (ii) expenses incurred prior to the time of such withdrawal and for which it is entitled to reimbursement under this Agreement and (C) shall continue to be entitled to the indemnification and contribution provisions contained in Section 12 hereof.

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6. Compensation. Subject to the provisions of Section 5(e), the Company hereby agrees to pay Source as compensation for its services as Dealer Manager upon the consummation of the Exchange Offer an aggregate fee equal to either (a) $25,000 if the aggregate number of Series A Warrants exchanged for Series B Warrants is less than 1,500,000 or (b) $50,000 if the aggregate number of Series A Warrants exchanged for Series B Warrants is equal to or greater than 1,500,000. The fee set forth in this Section 6 shall be paid in cash on the Closing Date.

7. Reimbursement of Expenses and Payment of Other Costs. Subject to the provisions of Section 5 hereof upon a withdrawal of the Dealer Manager, the Company hereby agrees (a) to reimburse Source in connection with its services as Dealer Manager for all reasonable out-of-pocket expenses incurred by Source as Dealer Manager, including, without limitation, (i) up to $25,000 of the fees and disbursements of Source’s legal counsel, Olshan Frome Wolosky LLP, and (ii) all fees, costs and expenses incurred by the Dealer Manager or its legal counsel in connection with (A) the registration or qualification of the Series B Warrants under the laws of such jurisdictions as the Dealer Manager may reasonably designate, and (B) any filing with FINRA; (b) to pay all costs and expenses incurred in connection with the preparation, printing and filing under the Securities Act of the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus, any Permitted Free Writing Prospectus, the Prospectus (including financial statements, exhibits, schedules, consents and certificates of experts, and amendments and supplements thereto), and, under the Exchange Act, of the Schedule TO; (c) to pay all fees and expenses of the Information Agent and the Exchange Agent (each as defined below) and registrars for the Series A Warrants and the Series B Warrants, in each case, in connection with the Exchange Offer; (d) to pay any fees payable to brokers, dealers, banks, trust companies and nominees as reimbursement for their customary mailing and handling expenses incurred in forwarding the Exchange Offer Materials to their customers, if any; (e) to pay any advertising and public relations charges pertaining to the Exchange Offer, and all fees and expenses incurred in marketing the Exchange Offer, including, but not limited to, road show presentations, if any; (f) to pay all expenses incident to the preparation, issuance, execution, transfer and delivery of the Series B Warrants; (g) to pay all fees and expenses of the Company’s independent public or certified public accountants and other advisors; and (h) to pay all costs and expenses incurred in connection with the preparation, printing (including word processing and duplication costs), mailing and publishing of all Exchange Offer Materials (including, without limitation, any preliminary and supplemental blue sky memoranda). The Company shall not make any payment of commissions or reimbursement of expenses directly or indirectly to Source and any related persons prior to the commencement of the Exchange Offer, except a reasonable advance against out-of-pocket accountable expenses actually anticipated to be incurred by Source and related persons, which advance will be reimbursed to the Company to the extent not actually incurred.

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8. The Exchange Agent; the Information Agent; Beneficial Owner Lists. (a) The Company (i) has arranged for Corporate Stock Transfer, Inc. to serve as the depositary and exchange agent in connection with the Exchange Offer (the “Exchange Agent”), (ii) will arrange for the Exchange Agent to advise Source daily as to such matters as Source may reasonably request, including the Series A Warrants that have been tendered pursuant to the Exchange Offer, and (iii) will arrange for the Exchange Agent to perform services customary for an exchange agent in connection with the payment of consideration offered by the Company to the Holders in connection with the Exchange Offer pursuant and subject to the Exchange Offer Materials.

(b) The Company has arranged for D.F. King & Co., Inc. to serve as information agent in connection with the Exchange Offer (the “Information Agent”) and to perform services in connection with the Exchange Offer that are customary for an information agent.

(c) The Company will provide, or will cause the registrar for the Series A Warrants, the Exchange Agent and the Information Agent, as applicable, to provide, Source with the Depository Trust Company (“DTC”) security listing position and the Non Objecting Beneficial Owner (“NOBO”) list (or other cards or lists) containing the names and addresses of, and the Series A Warrants held by, the Holders as of a recent date and will use its commercially reasonable efforts to cause Source to be advised, from time to time as Source may request, during the period of the Exchange Offer as to any transfers of record of Series A Warrants. Additionally, the Company shall update, or cause the registrar, Exchange Agent or Information Agent to update, such information from time to time during the term of this Agreement as may be reasonably requested by Source. Except as otherwise provided herein, Source agrees to use such information only in connection with the Exchange Offer. The Company hereby authorizes Source to communicate with the registrar, the Exchange Agent and the Information Agent with respect to matters relating to the Exchange Offer and to cause the Exchange Agent to advise Source daily as to such matters as Source may reasonably request, including the Series A Warrants that have been tendered pursuant to the Exchange Offer. The Dealer Manager is not a DTC participant.

9. Representations and Warranties of the Company. In addition to the other representations and warranties made by the Company contained in this Agreement, the Company represents and warrants to Source, and agrees with Source, as of the Commencement Date, the Expiration Date and the Closing Date (provided that for purposes of representations, warranties and agreements in subsections (e) through (pp) of this Section 9 made at the Closing Date, all references to the Preliminary Prospectus shall be deemed to refer to the Prospectus) that:

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(a) The Registration Statement, including the Preliminary Prospectus, has been prepared by the Company in conformity in all material respects with the requirements of the Securities Act and has been filed with, and declared effective by, the Commission on or before the Closing Date. Following the Commencement Date, the Company will file such amendments and supplements, as applicable, to the Registration Statement, the Preliminary Prospectus, any Permitted Free Writing Prospectus and the Prospectus and such abbreviated registration statements pursuant to Rule 462(b) of the Securities Act as may hereafter be required. Copies of the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus, any Permitted Free Writing Prospectus and the Prospectus, including all amendments thereto and all documents included or incorporated by reference therein, and of any abbreviated registration statement pursuant to Rule 462(b) of the Securities Act have been or, if filed after the date hereof, will be delivered or made available to Source and its counsel. No stop order refusing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Prospectus is in effect, and no proceedings for such purpose have been instituted or are pending before or are threatened by the Commission.

(b) The Schedule TO has been prepared by the Company in conformity in all material respects with the requirements of the Exchange Act and has been or will, prior to commencement of the Exchange Offer, be filed with the Commission; and the Company will file such amendments to such Schedule TO as may hereafter be required. Copies of such Schedule TO, including all amendments thereto and all documents included or incorporated by reference therein have been or, if filed after the date hereof, will be delivered or made available to Source and its counsel.

(c) (i) The Exchange Offer Materials, including the Registration Statement, the Preliminary Prospectus and the Schedule TO, as amended or supplemented, if applicable, comply as of the Commencement Date and will comply as of the Closing Date, in all material respects, with the Securities Act and the Exchange Act, as applicable; (ii) the Registration Statement, when it becomes effective and as amended or supplemented thereafter, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Preliminary Prospectus or other Exchange Offer Materials contains, and, as amended or supplemented, if applicable, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iv) any Permitted Free Writing Prospectus, as of its date of filing and, as amended or supplemented thereafter, if applicable, and when read together with the Preliminary Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Prospectus, as of its date and, as amended or supplemented thereafter, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties set forth in this paragraph 9(c) do not apply to statements or omissions in the Exchange Offer Materials, including the Registration Statement, the Preliminary Prospectus, any Permitted Free Writing Prospectus or the Prospectus, or, in each case, any amendment or supplement thereto, based upon information relating to the Dealer Manager furnished to the Company in writing by the Dealer Manager expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Dealer Manager as of the date of this Agreement consists of the information described as such in Section 12(a) hereof.

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(d) The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the distribution of the Series B Warrants in exchange for the Series A Warrants pursuant to the Exchange Offer, any offering material in connection with the Exchange Offer other than the Exchange Offer Materials. A complete and correct copy of the Exchange Offer Materials other than the Registration Statement, any Permitted Free Writing Prospectuses and the Prospectus has been furnished to Source or will be furnished to Source no later than the Commencement Date.

(e) The Company and each of its Subsidiaries has been duly organized and is validly existing and in good standing (or its equivalent) under the laws of its jurisdiction of organization, with full power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Preliminary Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing (or its equivalent) under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business and in which the failure to so qualify would have a Material Adverse Effect. For purposes of this Agreement, (i) a “Material Adverse Effect” shall mean a material adverse effect on the business, financial condition, prospects, results of operations or properties of the Company and its Subsidiaries, taken as a whole; (ii) the term “Subsidiary” means any person (other than a natural person), at least a majority of the outstanding Voting Stock of which is owned by the Company, by one or more Subsidiaries or by the Company and one or more Subsidiaries; and (iii) “Voting Stock” of any person as of any date means the capital stock of such person that is at the time entitled to vote in the election of the Board of Directors of such person. Except for the Company’s Subsidiaries listed on Schedule I to this Agreement, none of the Company’s Subsidiaries constitutes a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Securities Act.

(f) The Company has all necessary power to execute and deliver and perform this Agreement and the warrant agreements related to the Series B Warrants (the “Series B Warrant Agreements”, to make and consummate the Exchange Offer pursuant to the Exchange Offer Materials; and all necessary action has been, or will be prior to the Closing Date, duly taken by the Company to authorize the making, execution, delivery, performance and consummation, as the case may be, of the Exchange Offer. The Company has taken or will take all necessary action to authorize any amendments or supplements to, or modifications of, the Exchange Offer and the Exchange Offer Materials.

(g) This Agreement and the Series B Warrant Agreements have been duly authorized, executed and delivered by the Company. This Agreement and the Series B Warrant Agreements constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution, including but not limited to, indemnification provisions set forth in Section 12 of this Agreement may be limited by federal or state securities law or considerations of public policy.

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(h) None of (i) the execution or delivery of the Agreement, the Series B Warrants or the Series B Warrant Agreements by the Company, (ii) the performance by the Company of its obligations under the Agreement, the Series B Warrants or the Series B Warrant Agreements or (iii) the making or consummation, as the case may be, of the Exchange Offer and the other transactions contemplated by this Agreement, the Series B Warrants or the Series B Warrant Agreements, will conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with or without notice or lapse of time, or both, as the case may be, would constitute a default) under, (i) the certificate of incorporation, as amended, or by-laws, as amended, of the Company, (ii) any material loan or credit agreement, indenture, mortgage, note, deed of trust or other material agreement or instrument to which the Company or any of its affiliates or Subsidiaries is a party, (iii) any judgment, order, decree, law, statute, rule or regulation of any court, governmental or regulatory agency or authority to which the Company or any of its affiliates or Subsidiaries is a party or by which the Company or any of its affiliates or Subsidiaries or assets or properties is bound or (iv) result in the creation or imposition of any lien, charge, claim or encumbrance on any material asset or property of the Company or any of its affiliates or Subsidiaries, except, in the case of (ii), (iii) and (iv), those defaults (or an event which, with or without notice or lapse of time, or both, as the case may be, would constitute a default) that would not reasonably be expected to have a Material Adverse Effect.

(i) No consent, authorization, order, approval or filing with, exemption, registration, qualification or other action with any Other Agency is required in connection with (a) the execution, delivery and performance by the Company of this Agreement, the Series B Warrants or the Series B Warrant Agreements, or (b) the consummation by the Company of the Exchange Offer, other than (i) those which have been made or obtained, as applicable, under the Securities Act, and (ii) as of the date hereof only those required to be obtained or made under federal securities laws subsequent to the Commencement Date. The Company has taken all neccessary action to register the Series B Warrants under applicable state securities laws, or the Series B Warrants may be issued by the Company pursuant to an exemption under the applicable state securities laws.

(j) There are no actions, lawsuits, claims or governmental or administrative proceedings pending (including any stop order, restraining order or denial of an application for approval), or to the Company’s knowledge, threatened against it or any of its Subsidiaries which would, if adversely determined, affect or impair the execution, delivery, performance, making or consummation, as the case may be, of the Exchange Offer. Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any injunction, judgment, decree, rule, regulation or order of any court, regulatory body, administrative agency or other governmental or regulatory agency or body that would reasonably be expected to have a Material Adverse Effect.

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(k) The Series B Warrants and the Series B Warrant Agreements conform in all material respects to the description thereof in the Registration Statement and the Preliminary Prospectus.

(l) The Company has all necessary power and authority to issue and deliver the Series B Warrants and the Series B Warrant Agreements pursuant to this Agreement. The Series B Warrants and the Series B Warrant Agreements, when issued and delivered, will be duly and validly authorized and issued, fully paid and non-assessable and will be free and clear of any pledges, liens, restrictions and encumbrances, and, when issued, will conform in all material respects to the description thereof contained in the Registration Statement and the Preliminary Prospectus. No preemptive rights or other rights to subscribe for or purchase any shares of Common Stock of the Company exist with respect to the issuance and delivery of the Series B Warrants and the Series B Warrant Agreements pursuant to this Exchange Offer. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the consummation of the issuance and delivery of the Series B Warrants and the Series B Warrant Agreements by the Company as contemplated herein, except as has been already obtained or as is described in the Preliminary Prospectus.

(m) The Company is not required to take any actions in respect of Section 203 of the Delaware General Corporation Law in order to commence or consummate the Exchange Offer.

(n) The statements set forth in the Preliminary Prospectus under the “General Terms of the Exchange Offer,” “Description of Series B Warrants Included in the Exchange Offer” and “Certain U.S. Federal Income Tax Considerations,” are accurate in all material respects and fairly present the information provided.

(o) Except as disclosed in the Preliminary Prospectus with respect to the registration rights agreement related to the 2014 Convertible Notes, which has previously been declared effective by the Commission, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(p) Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Preliminary Prospectus, (i) there has not been any material adverse change in the business, properties, management, prospects, financial position or results of operations of the Company and its Subsidiaries taken as a whole; (ii) neither the Company nor any of its Subsidiaries has entered into any transaction or agreement that is material to the Company and its Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole; and (iii) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement and the Preliminary Prospectus.

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(q) The Common Stock and Series A Warrants are registered pursuant to Section 12(b) of the Exchange Act.

(r) Olsen Thielen & Co. Ltd. (“OTCL”), which has reported on the financial statements of the Company and its consolidated Subsidiaries included or incorporated by reference in the Registration Statement, is an independent registered public accounting firm with respect to the Company as required by the Securities Act and the rules and regulations thereunder.

(s) The consolidated financial statements of the Company and its Subsidiaries included or incorporated by reference in the Registration Statement and the Preliminary Prospectus present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates indicated, and the consolidated results of the operations of the Company and its Subsidiaries, and the consolidated cash flows of the Company and its Subsidiaries, respectively, for the periods specified. Such consolidated financial statements comply as to form with the applicable accounting requirements of the Securities Act and the rules and regulations thereunder and have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be stated in the related notes thereto. The supporting schedules included or incorporated by reference in the Registration Statement presents fairly the information required to be stated therein. The financial data of the Company included or incorporated by reference in the Preliminary Prospectus under the heading “Summary Financial Data” present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement.

(t) The Company has an authorized capitalization as set forth under the heading “Capitalization” in the Preliminary Prospectus as of the date set forth therein. The issued and outstanding shares of capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform in all material respects to the description thereof contained in the Preliminary Prospectus. Except as disclosed in the Registration Statement or the Preliminary Prospectus, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. All of the outstanding shares of capital stock or other equity interests of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and, except as otherwise set forth in the Registration Statement and the Preliminary Prospectus, are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

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(u) The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company regarding it or its Subsidiaries in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(v) The Company, in respect of itself and its Subsidiaries, maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no material weaknesses in the Company’s internal control over financial reporting with respect to the Company and its Subsidiaries.

(w) There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

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(x) The material contracts to which the Company is a party have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company, enforceable by and against it in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws or considerations of public policy.

(y) The Company and its Subsidiaries have good and marketable title to all the properties and assets described as owned by them in the consolidated financial statements included in the Registration Statement or the Preliminary Prospectus, free and clear of all liens, mortgages, pledges, or encumbrances of any kind except (i) those, if any, reflected in such consolidated financial statements, or (ii) those that are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company or its Subsidiaries. The Company and its Subsidiaries hold their leased properties under valid and binding leases, the Company and any Subsidiary owns or leases all such properties as are necessary to conduct its operations, except where the failure to so own or lease would not reasonably be expected to have a Material Adverse Effect on the operations of the Company or its Subsidiaries.

(z) The Company and each of its Subsidiaries own, is licensed or otherwise possesses all rights to use, all patents, patent rights, inventions, know-how (including trade secrets and other unpatented or unpatentable or confidential information, systems, or procedures), trademarks, service marks, trade names, copyrights and other intellectual property rights (collectively, the “Intellectual Property”) necessary for the conduct of the business of the Company and its Subsidiaries taken as a whole as described in the Registration Statement and the Preliminary Prospectus, except where the failure to own, license or otherwise possess all rights to use Intellectual Property would not reasonably be expected to have a Material Adverse Effect. Except as may be set forth in office actions by the applicable governmental agency no claims have been asserted against the Company or any Subsidiary by any person with respect to the use of any such Intellectual Property or challenging the validity of any such Intellectual Property, other than claims which would not reasonably be expected to have a Material Adverse Effect.

(aa) Except as disclosed in the Registration Statement and the Preliminary Prospectus, neither the Company nor any of its Subsidiaries has been advised, nor do any of them have any reason to believe, that it is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations (other than environmental laws and regulations which are covered by clause (aa) of this Section 9).

(bb) Except as disclosed in the Registration Statement and the Preliminary Prospectus, there has been no material storage, disposal, generation, manufacture, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company or to its knowledge, any of its Subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any of its Subsidiaries in material violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or that would require material remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit. There has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind into such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries have knowledge. The terms “hazardous wastes,” “toxic wastes,” “hazardous substances,” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

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(cc) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”). No “reportable event” (as defined in ERISA), other than those events as to which the thirty-day notice period is waived, has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and does not reasonably expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan;” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”). Each “Pension Plan” for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to result in the loss of such qualification.

(dd) No labor disturbance by or dispute with the employees of the Company or any of its Subsidiaries or union strike exists or, to the knowledge of the Company, is imminent or threatened.

(ee) The Company maintains insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, with such deductibles as are customary for companies in the same or similar business, all of which insurance is in full force and effect.

(ff) The Company has not taken and will not take, directly or indirectly, any action in violation of Regulation M designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Series B Warrants.

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(gg) No transaction has occurred between or among the Company, on the one hand, and its affiliates, officers or directors on the other hand, that is required to have been described in the Registration Statement or the Preliminary Prospectus and which is not so described.

(hh) There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and which is not so disclosed. There are no such transactions, arrangements or other relationships with the Company that are reasonably likely to result in material contingencies or liabilities that are not otherwise disclosed by the Company in the Registration Statement or the Preliminary Prospectus.

(ii) Except as disclosed in the Registration Statement and the Preliminary Prospectus, the Company and its Subsidiaries have all franchises, licenses, certificates and other authorizations from such federal, state or local government or governmental agencies, departments or bodies that are currently necessary for the operation of the business of the Company as currently conducted. Except as disclosed in the Registration Statement and the Preliminary Prospectus, neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permit (including environmental permits) that, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect.

(jj) Except as to matters disclosed in the Registration Statement and the Preliminary Prospectus, (i) the operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and (ii) no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(kk) None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”).

(ll) The Exchange Offer and all other actions by the Company contemplated in the Exchange Offer Materials and this Agreement have been, or will be before the Closing Date, duly and validly authorized by all necessary stockholder and corporate action by the Company, as applicable, and no other corporate or stockholder proceedings by the Company are necessary to authorize any such actions.

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(mm) The Company has filed and will continue to file with the Commission pursuant to Rule 13e-4(c)(1) of the Exchange Act (or Rule 425 of the Securities Act) all written communications made by the Company or any affiliate of the Company in connection with or relating to the Exchange Offer that are required to be filed with the Commission, in each case on the date of their first use.

(nn) The Company is not and, after giving effect to the consummation of the Exchange Offer, will not be required to register as an “investment company” and will not be an entity “controlled” by an “investment company” as such terms are defined under the Investment Company Act of 1940, as amended.

(oo) There are no stamp or other issuance or transfer taxes or duties or similar fees or charges required to be paid in connection with the execution and delivery of this Agreement, the issuance and sale by the Company of the Series B Warrants, or the consummation of the Exchange Offer and the other actions contemplated by the Exchange Offer Materials.

(pp) Except as contemplated by this Agreement, the Company has not paid or agreed to pay to any person (other than Source in its capacity of dealer-manager) any compensation for the solicitation of tenders by Holders pursuant to the Exchange Offer.

10. Conditions to the Dealer Manager’s Obligations. Source’s obligation to act as Dealer Manager shall at all times be subject to the performance by the Company in all material respects of its obligations herein and to the following additional conditions:

(a) The Company shall have filed the Pre-Effective Registration Statement with the Commission not later than the Commencement Date and the Registration Statement containing all of the required information, including pricing information, and a prospectus that meets the requirements of Section 10(a) of the Securities Act (including a letter of transmittal), shall have become effective on or prior to the Closing Date.

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(b) At the Commencement Date, the Expiration Date and the Closing Date, (i) the Company’s representations and warranties contained herein shall be true and correct in all material respects and the Company shall have performed in all material respects all of the agreements contained in this Agreement and as set forth in the Exchange Offer Materials theretofore required by it to have been performed, (ii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall have been issued or be in effect and no proceedings for that purpose shall have been instituted or, to the Company’s knowledge, threatened by the Commission, (iii) no restraining order shall have been issued and no action, lawsuit, claim or governmental or administrative proceeding shall have been commenced or, to the Company’s knowledge, threatened with respect to the Exchange Offer before any Other Agency that Source, in good faith after consultation with counsel, believes renders it inadvisable for Source to continue to act hereunder as Dealer Manager, and (iv) since the date of the most recent financial statements included or incorporated by reference in the Registration Statement or the Preliminary Prospectus, there has been no Material Adverse Effect, except as set forth in the Registration Statement and the Preliminary Prospectus or Prospectus, as applicable; and Source shall have received certificates to that effect, dated each of the Commencement Date and the Closing Date, signed by the Chief Executive Officer and the Chief Financial Officer of the Company. The Company acknowledges that Source’s agreement to act, or to continue to act, as Dealer Manager at a time when it knows or should know that any such representation, warranty and agreement is or may be untrue or incorrect or not performed, as the case may be, in a material respect shall be without prejudice to its right subsequently to cease so to act by reason of such untruth, incorrectness or nonperformance, as the case may be.

(c) The Company will furnish to Source on the Closing Date an opinion and negative assurance letter of Maslon LLP, counsel to the Company, addressed to Source.

(d) The Dealer Manager shall have received on the Closing Date a negative assurance letter of Olshan Frome Wolosky LLP, counsel to Source, addressed to Source, in form and substance satisfactory to Source.

(e) On or after the Commencement Date, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or The Nasdaq Stock Market shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities not currently involving the United States, there shall have been a material escalation in any hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions after the date hereof, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the reasonable judgment of Source, so material and adverse as to make it impracticable or inadvisable to proceed with the Exchange Offer or the delivery of the Series B Warrants on the terms and in the manner contemplated in the Preliminary Prospectus.

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(f) All certificates required to be delivered pursuant to the terms hereof shall be in a form and substance satisfactory to counsel for Source.

11. Additional Agreements. In addition to the other agreements of the Company contained elsewhere in this Agreement, the Company hereby agrees and acknowledges, as applicable, that:

(a) following the Commencement Date, except to the extent a condition to the Exchange Offer (as described in the Preliminary Prospectus) has not been fulfilled, and except to the extent the Company desires to withdraw, terminate or cancel the Exchange Offer and such withdrawal, termination or cancellation is permitted by applicable law, it will use its reasonable efforts to cause any amendment of the Registration Statement, to become effective as soon as possible but no later than the Expiration Date; it will use its reasonable efforts to cause any abbreviated registration statement pursuant to Rule 462(b) of the Securities Act as may be required subsequent to the date the Registration Statement is declared effective to become effective as promptly as possible; it will promptly advise the Dealer Manager in writing (i) of the receipt of any comments from the Commission relating to the Exchange Offer, (ii) when the Registration Statement, any post-effective amendment to the Registration Statement or any abbreviated Registration Statement shall have become effective, or any supplement to the Prospectus or any amended Prospectus or any amended or additional Exchange Offer Materials shall have been filed, (iii) of any request by the Commission to amend the Registration Statement or amend or supplement the Prospectus or the other Exchange Offer Materials or for additional information relating to the Exchange Offer and (iv) of (A) the issuance by the Commission of any stop order refusing or suspending the use of any of the Exchange Offer Materials or any qualification of the Series B Warrants for offering or sale in connection with the Exchange Offer in any jurisdiction, (B) the institution or threatening of any proceedings for any of such purposes, or (C) the occurrence of any event which could cause the Company to withdraw, rescind, terminate or modify the Exchange Offer or would permit the Company to exercise any right not to accept Series A Warrants tendered pursuant to the Exchange Offer. The Company will use its reasonable efforts to prevent the issuance of any such stop order, the issuance of any order preventing or suspending such use and the suspension of any such qualification of the Series B Warrants for offering or sale in connection with the Exchange Offer and, if any such order is issued or qualification suspended, to obtain the lifting of such order or suspension at the earliest practicable time.

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(b) it will comply with the Securities Act and the Exchange Act in connection with the Exchange Offer, the Exchange Offer Materials and the transactions contemplated hereby and thereby, as applicable. If, at any time when the Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with the Exchange Offer, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Company (following consultation with counsel for the Dealer Manager), to amend the Registration Statement or amend or supplement the Prospectus or any other Exchange Offer Materials in order that the Prospectus or such other Exchange Offer Materials will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in the Prospectus or such other Exchange Offer Materials, in the light of the circumstances under which they were made, not misleading or if, in the reasonable opinion of counsel for the Company (following consultation with counsel for the Dealer Manager), it shall be necessary to amend the Registration Statement or amend or supplement the Prospectus or any other Exchange Offer Materials to comply with the requirements of the Securities Act or Exchange Act, the Company will promptly notify the Dealer Manager and prepare, file with the Commission, subject to Section 5(b) hereof, and furnish, at their own expense, to the Dealer Manager and to the dealers, if any (whose names and addresses will be furnished to the Company by the Dealer Manager) by which Series A Warrants may have been tendered for exchange, such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus or such other Exchange Offer Materials comply with such requirements.

(c) during such period beginning on the date hereof and ending on such date as, in the opinion of counsel for the Dealer Manager, the Prospectus is no longer required by law to be delivered in connection with the Exchange Offer, it will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(d) it will cooperate with the Dealer Manager and Dealer Manager’s counsel to qualify or register the Series B Warrants for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions designated by the Dealer Manager; it will comply with such laws and continue such qualifications, registrations and exemptions in effect so long as required for the consummation of the Exchange Offer; and in each jurisdiction in which the Series B Warrants have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement; provided that nothing in this Section 11(d) will require the Company to qualify as a foreign corporation or to take any action that would subject the Company to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.

(e) it will, except to the extent filed on the Commission’s EDGAR system, until the Exchange Offer is completed or terminated, deliver to the Dealer Manager, promptly upon their becoming available, copies of all financial statements, current, regular and periodic reports, notices and proxy statements filed by it with any securities exchange or with the Commission.

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(f) it will make generally available to its security holders and to the Dealer Manager an earnings statement covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of the Registration Statement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(g) it will not take, directly or indirectly, any action in violation of Regulation M that is designed to cause or result, or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Series B Warrants or the tender of Series A Warrants in the Exchange Offer.

(h) the Dealer Manager, with the prior written consent of the Company, which consent shall not be unreasonably withheld, and at the Dealer Manager’s expense, may place an announcement in any newspapers and periodicals as it may choose, stating that Source is acting as Dealer Manager in connection with the Exchange Offer.

(i) it shall have made appropriate arrangements, to the extent applicable, with DTC to allow for the book-entry movement of the Series A Warrants tendered for exchange between depository participants and the Exchange Agent.

(j) in performing the services contemplated by this Agreement, Source will be relying on the information furnished by the Company, its officers, attorneys and other agents and information available from generally recognized public sources without independent verification.

(k) the Series B Warrants will not be issued in contravention of any securities law of any state.

(l) the Dealer Manager does not maintain firm bid and offer prices for any securities and does not stand ready to buy or sell round lots at publicly quoted prices.

12. Indemnification and Contribution.

(a) The Company hereby agrees to hold harmless and indemnify Source and its affiliates and any officer, director, employee or agent of Source or any such affiliates and any person controlling (within the meaning of Section 20(a) of the Exchange Act) Source or any such affiliates (collectively, the “Indemnified Persons”) from and against any loss, claim, damage, liability and expense whatsoever (as incurred or suffered, and including, but not limited to, any and all legal or other reasonable expenses incurred in connection with investigating, preparing to defend or defending any lawsuit, claim or other proceeding, commenced or threatened, whether or not resulting in any liability, which legal or other expenses shall be reimbursed by the Company promptly after receipt of any invoices therefor from Source or such other Indemnified Person), (i) arising out of or based upon (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus, any Permitted Free Writing Prospectus, the Prospectus or any other Exchange Offer Materials, or arising out of or based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (other than statements or omissions made in reliance upon and in conformity with information relating to Source as Dealer Manager furnished by Source in writing to the Company expressly for use therein, which, for the avoidance of doubt, as of the date of this Agreement, consists solely of the name, address and phone number(s) of the Dealer Manager), (b) following the Commencement Date, any withdrawal, termination or cancellation by the Company of, or failure by the Company to make or consummate, the Exchange Offer, (c) any actions taken or omitted to be taken by an Indemnified Person pursuant to this Agreement or with the consent of the Company or in conformity with actions taken or omitted to be taken by the Company, or (d) any breach by the Company of any representation or warranty, or any failure by the Company to comply with any agreement contained in this Agreement or (ii) arising out of, relating to or in connection with or alleged to arise out of, relate to or be in connection with the Exchange Offer or the performance of Source’s services as Dealer Manager. However, the Company will not be obligated to indemnify an Indemnified Person for any loss, claim, damage, liability or expense pursuant to clause (ii) of the preceding sentence, which has been determined in a final judgment by a court of competent jurisdiction to have resulted from the willful misconduct or gross negligence on the part of such Indemnified Person. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Indemnified Person or to any director, officer, employee or controlling person of the Indemnified Person.

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(b) If any lawsuit, claim or proceeding is brought against any Indemnified Person in respect of which indemnification may be sought against the Company pursuant to this Section 12, such Indemnified Person shall promptly notify the Company of the commencement of such lawsuit, claim or proceeding after receipt by such Indemnified Person of notice of such lawsuit, claim or proceeding. The failure to so notify the Company shall relieve the Company from any obligation or liability which it may have under this Section 12 with respect to a lawsuit, claim or proceeding, as the case may be, in the event that it has been prejudiced in any material respect by such failure with respect to that lawsuit, claim or proceeding; provided, however, in any event, such failure shall not relieve the Company from any other obligation or liability which it may have to such Indemnified Person otherwise than under this Section 12. In case any such lawsuit, claim or proceeding shall be brought against any Indemnified Person and such Indemnified Person shall seek indemnity from the Company with respect to such lawsuit, claim or proceeding, the Company shall be entitled to participate in such lawsuit, claim or proceeding, and, after written notice from the Company to such Indemnified Person, to assume the defense of such lawsuit, claim or proceeding with counsel of their choice at their expense; provided, however, that such counsel shall be satisfactory to the Indemnified Person in the exercise of its reasonable judgment. Notwithstanding the election of the Company to assume the defense of such lawsuit, claim or proceeding, such Indemnified Person shall have the right to employ separate counsel and to participate in the defense of such lawsuit, claim or proceeding, and the Company shall bear the fees, costs and expenses of one such separate counsel (and shall pay such fees, costs and expenses promptly after receipt of any invoice therefor from Source) if (i) the use of counsel chosen by the Company to represent such Indemnified Person would present such counsel with a conflict of interest; (ii) the defendants in, or targets of, any such lawsuit, claim or proceeding include both an Indemnified Person and the Company, and such Indemnified Person shall have reasonably concluded that there may be legal defenses available to it or to other Indemnified Persons which are different from or in addition to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the Indemnified Person); (iii) the Company shall not have employed counsel satisfactory to such Indemnified Person, in the exercise of such Indemnified Person’s reasonable judgment, to represent such Indemnified Person within a reasonable time after notice of the institution of any such lawsuit, claim or proceeding; or (iv) the Company shall authorize such Indemnified Person to employ separate counsel at the expense of the Company. The foregoing indemnification commitments shall apply whether or not the Indemnified Person is a formal party to any such lawsuit, claim or proceeding. The Company shall not be liable for any settlement of any lawsuit, claim or proceeding effected without its consent, but if settled with such consent, or if there be a final judgment for the plaintiff in any such action, the Company agrees, subject to the provisions of this Section 12, to indemnify the Indemnified Person from and against any loss, damage or liability by reason of such settlement or final judgment, as the case may be. The Company agrees to notify Source promptly, or cause Source to be notified promptly, of the assertion of any lawsuit, claim or proceeding against the Company, any of its officers or directors or any person who controls any of the foregoing within the meaning of Section 20(a) of the Exchange Act, arising out of or relating to the Exchange Offer. The Company further agrees that any settlement of a lawsuit, claim or proceeding against it arising out of or relating to the Exchange Offer or the consent to the entry of any judgment with respect to any pending or threatened lawsuit, claim or proceeding in respect of which indemnification or contribution may be sought under this Agreement (whether or not the Indemnified Person is an actual or potential party to such claim or action) shall include an explicit and unconditional release from the parties bringing such lawsuit, claim or proceeding of all Indemnified Persons who are or could have been a party to such lawsuit, claim or proceeding if such Indemnified Persons could have sought indemnification hereunder, which release shall be satisfactory to Source.

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(c) The Company and Source agree that if any indemnification sought by any Indemnified Person pursuant to this Section 12 is unavailable or is insufficient for any reason, other than that specified in the second sentence of Section 12(a), then (whether or not Source is the Indemnified Person) the Company, on the one hand, and Source, on the other hand, shall contribute to the losses, claims, damages, liabilities and expenses for which such indemnification is held unavailable (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on one hand, and Source, on the other hand, in connection with the matter giving rise to such losses, claims, damages, liabilities and expenses, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing clause (i) but also the relative faults of the Company, on the one hand, and Source, on the other, in connection with the matter giving rise to such losses, claims, damages, liabilities and expenses, and other equitable considerations, subject to the limitation that in any event Source’s aggregate contribution to all losses, claims, damages, liabilities and expenses with respect to which contribution is available hereunder shall not exceed the amount of fees actually received by Source pursuant to this Agreement. It is hereby agreed by the parties hereto that the relative benefits to the Company, on the one hand, and Source, on the other hand, with respect to the Exchange Offer shall be deemed to be in the same proportion as (i) the maximum aggregate value of the consideration proposed to be paid by the Company pursuant to the Exchange Offer (whether or not the Exchange Offer is consummated) bears to (ii) the fees payable to Source with respect to the Exchange Offer pursuant to Section 6. It is further agreed that the relative faults of the Company, on the one hand, and Source, on the other hand, (i) in the case of an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether such statement or omission relates to information supplied by the Company or by Source and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and (ii) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Company or Source and the parties’ relative intent, knowledge, access to information and opportunity to prevent such action or omission. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, liabilities or expenses referred to in this Section 12 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating, preparing to defend or defending any such action or claim.

(d) In the event an Indemnified Person appears as a witness in any action brought by or on behalf of or against the Company (other than an action brought by the Company against any Indemnified Person or an action brought by an Indemnified Person against the Company) in which such Indemnified Person is not named as defendant, the Company agrees to reimburse such Indemnified Person for all reasonable expenses incurred by it in connection with such Indemnified Person’s appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel.

(e) The Company also agrees that no Indemnified Person shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with this Agreement or Source’s acting as Dealer Manager hereunder, except for liabilities determined in a final judgment by a court of competent jurisdiction to have resulted directly from any acts or omissions undertaken or omitted to be taken by such Indemnified Person through its or his, as the case may be, gross negligence or willful misconduct.

(f) The foregoing rights to indemnification and contribution shall be in addition to any other rights which Source and the other Indemnified Persons may have against the Company under common law or otherwise.

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13. Indemnification, Representations and Warranties to Remain Operative. The rights to indemnification, contribution and exculpation contained in Section 12 and the representations, warranties and agreements of the Company set forth in this Agreement shall survive and remain operative and in full force and effect regardless of (a) the failure to commence the Exchange Offer, the consummation of the Exchange Offer, any withdrawal, termination or cancellation of the Exchange Offer for any reason whatsoever, the exchange of Series A Warrants pursuant to the Exchange Offer or any withdrawal by Source pursuant to Section 5, (b) any investigation made by or on behalf of any party hereto or any person controlling any party hereto within the meaning of Section 20(a) of the Exchange Act and (c) the completion of Source’s services under this Agreement.

14. Termination. This Agreement shall terminate upon the earliest to occur of (a) the consummation or the termination, withdrawal or cancellation of the Exchange Offer by the Company, (b) the withdrawal by Source as the Dealer Manager pursuant to Section 5 hereof and (c) the date that is one year from the date hereof; provided that Sections 3, 6, 7, 9 and 12 through 23 hereof shall survive the termination of this Agreement.

15. Notices. All notices and other communications required or permitted to be provided under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) sent by facsimile with immediate telephonic confirmation or (c) sent by registered or certified mail, return receipt requested, postage prepaid, to the parties hereto as follows:

(a) if to Source:

Source Capital Group, Inc.
276 Post Road West
Westport, Connecticut 06880
Attention:	Mr. Richard H. Kreger
Senior Managing Director – Investment Banking Department
Facsimile: (203) 341-3515
Telephone: (203) 571-7237

with a copy to:

Olshan Frome Wolosky LLP
65 East 55th Street
Park Avenue Tower
New York, New York 10022
Attention: Spencer G. Feldman, Esq.
Facsimile: (212) 451-2222
Telephone: (212) 451-2300

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(b) if to the Company:

Skyline Medical Inc.
2915 Commers Drive
Suite 900
Eagan, Minnesota 55121
Attention:	Mr. Joshua Kornberg
President, Chief Executive Officer and Interim Chairman of the Board
Facsimile: (651) 379-5024
Telephone: (651) 389-4800

with a copy to:

Maslon LLP
3300 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402
Attention: Martin R. Rosenbaum, Esq.
Facsimile: (612) 642-8326
Telephone: (612) 672-8326

16. Modifications. This Agreement may not be amended or modified except in writing signed by each of the parties hereto.

17. Jurisdiction.

(a) Any action, lawsuit or proceeding with respect to this Agreement or the transactions contemplated hereby may be brought only in the courts of the State of New York or the courts of the United States of America located in the State of New York, in each case, located in the Borough of Manhattan, City of New York, State of New York. The Company waives any objection that it may have to the venue of such action, lawsuit or proceeding in any such court or that such action, lawsuit or proceeding in such court was brought in an inconvenient court and agrees not to plead or claim the same.

(b) Any right to trial by jury with respect to any action, lawsuit, claim or other proceeding arising out of or relating to this Agreement or the services to be rendered by Source hereunder is expressly and irrevocably waived.

18. Governing Law. The terms of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

19. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of such counterparts, when so executed and delivered, shall be deemed to be an original, and all of such counterparts, taken together, shall constitute one and the same Agreement.

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20. Severability. If any term or provision of this Agreement is deemed or rendered invalid or unenforceable in any jurisdiction, then such term or provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, which shall remain in full force and effect.

21. Successors. This Agreement is made solely for the benefit of Source and the Company and, to the extent expressly set forth herein, the Indemnified Persons and their executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

22. Entire Agreement. This Agreement constitutes the entire agreement by and among the parties hereto with respect to the subject matter thereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

23. Headings. The headings to sections contained in this Agreement are included for ease of reference only, and the parties hereto agree that they are not to be given substantive meaning or otherwise affect each party’s rights and duties hereunder.

[The rest of this page has been left blank intentionally; the signature page follows.]

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Please indicate Source’s willingness to act as Dealer Manager and Source’s acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this letter so signed, whereupon this letter and Source’s acceptance shall constitute a valid and legally binding agreement between us.

Very truly yours,

SKYLINE MEDICAL INC.

By:
			Name:	Joshua Kornberg
			Title:	President, Chief Executive Officer and Interim Chairman of the Board

Accepted and agreed as of the date first above written:

SOURCE CAPITAL GROUP, INC.

By:
Name:
Title:

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SCHEDULE I

Significant Subsidiaries of the Company under Reg. S-X Rule 1-02(w)